The Commonwealth of Massachusetts

                             Michael Joseph Connolly
                               Secretary of State
                    One Ashburton Place, Boston, Mass. 02108

                      Federal Identification No. 04-1717070

                        RESTATED ARTICLES OF ORGANIZATION
                     General Laws, Chapter 156B, Section 74


         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.
Make check payable to the Commonwealth of Massachusetts.

         We, David B. Perini, President and Patricia A. Kelly, Clerk of Perini Corporation located at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on December 9, 1987, by vote of the Board of Directors.

1.       The name by which the corporation shall be known is:

                  See Article 1 of Exhibit A

2.       The purposes for which the corporation is formed are as follows:

                  See Article 2 of Exhibit A

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                  See Article 3 of Exhibit A


                           WITHOUT PAR VALUE                                      WITH PAR VALUE
CLASS OF STOCK              NUMBER OF SHARES                      NUMBER OF SHARES               PAR VALUE

Preferred                                                         1,000,000                      $1.00

Common                                                            7,500,000                      $1.00

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                  See Article 4 of Exhibit A

5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                  See Article 5 of Exhibit A

6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  See Article 6 of Exhibit A

                                    EXHIBIT A

                               PERINI CORPORATION

                        RESTATED ARTICLES OF ORGANIZATION

1.       The name by which the corporation shall be known is:

                               PERINI CORPORATION

2.       The purposes for which the corporation is formed are as follows:

                  To carry on a general contracting and construction business; to carry on a general mining business; to carry on a general business with respect to oil, gas and other natural resources; to carry on a general real estate development and operations business; to carry on a general business of promoting, conducting or producing any one or more lawful athletic or amusement activities and exhibitions; to carry on a general business of manufacturing or otherwise producing, acquiring, preparing for market, buying and selling, dealing in and with and disposing of any and all kinds of construction, sporting and amusement equipment, materials and supplies and any and all products and by-products thereof, any and all ingredients, supplies and items in any stage of production, used or useful in combination with, in substitution for or otherwise in connection with or of which any one or more such products, by-products, ingredients, supplies or items form or are suitable to form, a component part and all related machinery, appliances, apparatus and tools; to acquire, hold, use and dispose of property of whatever kind and wherever situated, and rights and interests therein, including going enterprises and the acquisition of interests in and obligations of other concerns (wherever and however organized) or of individuals, and while the owner thereof to exercise all the rights, powers and privileges of ownership in the same manner and to the same extent that an individual might; to discover, invent or acquire rights and interests in inventions, designs, patents, patent rights and licenses, trademarks, trade names, copyrights and trade secrets in any field, whether or not cognate to any other activity of the corporation and to hold, use, sell, license the use of or otherwise utilize, deal in or dispose of the same; to lend money, credit or security to, to guarantee or assume obligations of and to aid in any other manner other concerns (wherever and however organized) or individuals, any obligation of which or any interest in which is held by this corporation or in the affairs or prosperity of which this corporation has a lawful interest, and to do all acts and things designed to protect, improve or enhance the value of any such obligation or interest; to join with others in any enterprise conducive to the success of the corporation, in such manner and on such terms and conditions as may be agreed upon; and in general, whether as principal or as agent or contractor for others and in any manner, to do every act and thing and to carry on any and all businesses and activities in any way connected with any of the foregoing which may lawfully be done or carried on by business corporations wherever such one or more businesses or activities may be so done and to exercise all the powers conferred by the laws of The Commonwealth of Massachusetts upon business corporations, provided, however, that the corporation is not organized for any purpose which prevents the provisions of Chapter 156 B of the General Laws of said Commonwealth and acts in amendment thereof and in addition thereto, from being applicable to it.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                     Without Par Value           With Par Value

                         Number of         Number of
Class of Stock           Shares            Shares         Par Value

  Common                 None              7,500,000          $1.00
  Preferred              None              1,000,000           1.00

Series of Preferred Stock

  $21.25 Convertible
  Exchangeable
  Preferred Stock        None                100,000           1.00

         Two classes of stock are authorized, Common Stock having a par value of $1.00 per share and Preferred Stock having a par value of $1.00 per share. Stock of any class or series authorized pursuant hereto may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors.

         I. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series as provided in Section II hereof, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

         II. Subject to the provisions of this Description of Classes of Stock, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividend;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

(d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

(e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

(f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

(g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

(h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the Commonwealth of Massachusetts.

         Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

         III. Holders of Preferred Stock shall be entitled to receive, when and as delivered by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section II (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date on each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearage in the payment thereof shall not bear interest. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

         For purposes of this Description of Class of Stock, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Section II.

         IV. Upon the voluntary or involuntary liquidation of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Section II. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose of this Section IV.

         V. Any shares of Preferred Stock which shall at any time have been redeemed or which shall at any time have been surrendered for conversion or exchange or for cancellation, pursuant to any sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

         VI. The Common Stock shall have exclusive voting power except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (i) together as a single class with shares of Common Stock and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (ii) exclusively on certain matters or, upon the occurrence of any specified even or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                              See Article 3 above.

5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                                      None.

6. Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders are as follows:

6.1 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

6.2      Meetings of the stockholders may be held anywhere in the United States.

6.3 Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

6.4 The board of directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration of any share of its capital stock with par value issued by it over such par value shall be paid in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.5 The corporation may purchase or otherwise acquire, hold, sell or otherwise dispose of shares of its own capital stock, and such purchase or holding shall not be deemed a reduction of its capital stock. The corporation may reduce its capital stock in any manner authorized by law. Such reduction may be effected by the cancellation and retirement of any shares of capital stock held by it. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall so have provided at the time of authorizing such reduction.

6.6 Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.

6.7 The directors shall have the power to fix from time to time their compensation.

6.8 The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership of beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be a sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm, or association. In any event the authorizing or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purposes shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

6.9 The terms and conditions upon which a sale or exchange of all the property and assets, including the good will of the corporation, or any part thereof, is voted may include the payment therefor in whole or in part in shares, notes, bonds or other certificates of interest or indebtedness of any voluntary association, trust, joint stock company or corporation. Such vote or a subsequent vote may in the event of or in contemplation of proceedings for the dissolution of the corporation also provide, subject to the rights of creditors and preferred stockholders, for the distribution pro rata among the stockholders of the corporation, of the proceeds of any such sale or exchange, whether such proceeds be in cash or in securities as aforesaid (at values to be determined by the board of directors).

6.10 No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or
         (iv) with respect to any transaction from which the director derived an improper personal benefit.

         No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this corporation under this Article for acts or omissions occurring while this Article is in effect.

------------------------------------------------------------------------------

         We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles:

                  None

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of December in the year 1987.


/s/ David B. Perini, President
------------------------------


/s/ Patricia A. Kelly, Clerk
----------------------------

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                           I hereby approve the within restated articles of organization and, the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 8th day of January, 1988.

                                                 /s/ Michael J. Connolly
                                                 MICHAEL JOSEPH CONNOLLY
                                                 Secretary of State


                           TO BE FILLED IN BY CORPORATION


                           Photocopy of Restated Articles of Organization to be sent to:

                                    CT Corporation System
                                    2 Oliver Street
                                    Boston, Massachusetts 02109
                                    Telephone:  (617) 482-4420

--------------------------------------------------------------------------------


                        The Commonwealth of Massachusetts

                             Michael Joseph Connolly
                               Secretary of State
                    One Ashburton Place, Boston, Mass. 02108

                      Federal Identification No. 04-1717070

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72


We, James M. Markert, Vice President and Robert E. Higgins, Clerk of Perini Corporation located at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED 3 of the Articles of Organization were duly adopted at a meeting held on May 19, 1994, by vote of 3,207,986 shares of Common Stock out of 4,330,807 shares outstanding being at least a majority of each type, class or series outstanding and entitled to vote thereon:

TO CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

  WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS

TYPE        NUMBER OF SHARES   TYPE        NUMBER OF SHARES         PAR VALUE
Common:                        Common            7,500,000          $1.00
Preferred:                     Preferred         1,000,000          $1.00

CHANGE the total authorized to:

  WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
TYPE        NUMBER OF SHARES   TYPE        NUMBER OF SHARES         PAR VALUE

Common                         Common           15,000,000          $1.00
Preferred                      Preferred         1,000,000          $1.00

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
EFFECTIVE DATE: ___________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 27th day of June in the year 1994.


/s/ James M. Markert, Vice President
------------------------------------

/s/ Robert E. Higgins, Clerk
----------------------------

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

                           I hereby approve the within articles of amendment and, the filing fee in the amount of $7,500.00 having been paid, said articles are deemed to have been filed with me this 7th day of July, 1994.


                                               /s/Michael Joseph Connolly
                                               MICHAEL J. CONNOLLY
                                               Secretary of State

                           TO BE FILLED IN BY CORPORATION

                           Photocopy of Articles of Amendment to be sent

                           To:

                           Matthew C. Lau, Esq.
                           Jacobs Persinger & Parker
                           77 Water Street, New York, NY 10005
                           Tel:  (212) 344-1866

--------------------------------------------------------------------------------

                        The Commonwealth of Massachusetts

                             Michael Joseph Connolly
                               Secretary of State
                    One Ashburton Place, Boston, Mass. 02108

                      Federal Identification No. 04-1717070


                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26



         We, David B. Perini, President and Patricia A. Kelly, Clerk of Perini Corporation located at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 do hereby certify that at a meeting of the directors of the corporation held on September 23, 1988, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

         See continuation sheets attached.

         VOTED: That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Organization, a series of Preferred Stock of the Corporation is hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 200,000.

         Section 2.  Dividends and Distributions.

         (A) (i) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series A Preferred Stock are entitled, which shall be 100 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Corporation shall at any time after September 23, 1988 (the "Rights Declaration Date") declare or pay any dividend on

Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (ii) Notwithstanding anything else contained in this paragraph
(A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20.00 per share on the Series A Preferred Stock shall nevertheless be paid out of funds legally available for the purpose on such subsequent Quarterly Dividend Payment Date.

         (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of the Series A Preferred Stock shall have the right to elect two (2) Directors.

                  (ii) During any default period, such voting right of the holders of Series A Preferred stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.

                  (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice
President or the Clerk of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series A
Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Organization or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Organization or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred  Stock  unless,  prior  thereto,  the  holders  of  shares of Series A
Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $10,000.00 per share or
(2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of any other class or series of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Neither the consolidation of nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8.  Redemption.

         (A) For purposes of this Section 8, the following terms have the meanings indicated:

                  (i) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, but shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or any subsidiary thereof or any entity holding shares of Common Stock organized, appointed or established by the Corporation or any subsidiary thereof for or pursuant to the terms of any such plan.

                  (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (iii) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                           (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) or has the right to dispose of;

                           (b) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than rights initially exercisable for Series A Preferred Stock), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to
         "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or

         Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (b) of this paragraph
         (iii)) or disposing of any securities of the Corporation.

                  (iv) "Disinterested Director" shall mean (A) any member of the Corporation's Board of Directors who is not an officer or employee of the Corporation or any of its subsidiaries and who is not an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or nominee of an Acquiring Person or any such Affiliate or Associate and was a member of the Corporation's Board of Directors prior to the Rights Declaration Date, and (B) any Person who subsequently becomes a member of the Company's Board of Directors who is not an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or nominee of an Acquiring Person or any such Affiliate or Associate, if such
Person's nomination is recommended or approved by a majority of the Disinterested Directors.

                  (v) "Person" shall mean any individual, firm, corporation , partnership or other entity.

         (B) Subject to Section 4 hereof, the Corporation may, at any time (unless otherwise prevented by law) by the affirmative vote of a majority of the directors then in office, including, if at the time of such vote there is an Acquiring Person, a majority of the Disinterested Directors, redeem all or any portion of the Series A Preferred Stock then outstanding. The amount per share of Series A Preferred Stock to be redeemed to be paid upon any such redemption shall be equal to $10,000.00 plus accrued and unpaid dividends, if any, payable with respect thereto. The total sum payable per share of Series A Preferred Stock on the date on which the Corporation redeems any shares of Series A Preferred Stock (the "Redemption Date") is hereinafter referred to as the "Redemption Price."

         (C) If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed by lot. Notice of redemption pursuant to this Section 8 shall be sent by first-class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed not less than 30 nor more than 60 days in advance of the applicable Redemption Date and shall specify the Redemption Date, the Redemption Price and the place at which payment may be obtained as to such shares. At any time on or after the Redemption Date applicable thereto, the holders of record of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall be entitled to receive the Redemption Price therefor upon actual delivery to the Corporation or its agent of the certificates representing the shares to be redeemed.

         If such notice of redemption shall have been duly given, and if on or before any Redemption Date the funds necessary for such redemption (taking into account any conversions) shall have been deposited by the Corporation with a bank or trust company designated by the Board of Directors and having capital and surplus of at least $50,000,000 in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after such Redemption Date (unless there shall have been a default in payment of the Redemption Price) all shares of Series A Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company upon surrender of their certificate or certificates at any time after the time of such deposit the funds so deposited, without interest. The balance of any funds so deposited and unclaimed at the end of one year from such Redemption Date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof, without interest.

         Section 9. Ranking. Unless otherwise provided in the Articles of Organization of the Corporation or a Certificate of Vote of Directors Establishing a Class of Stock relating to a subsequently-designated series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to the Corporation's $21.25 Convertible Exchangeable Preferred Stock and any other series of the Corporation's Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

         Section 10. Amendment. The Articles of Organization of the Corporation and this Certificate of Vote shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (within the meaning of Section 77 of Chapter 156B of the Massachusetts General Laws) without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 23rd day of September in the year 1988.


/s/ David B. Perini, President
------------------------------


/s/ Patricia A. Kelly, Clerk
----------------------------

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS

                        Certificate of Vote of Directors
                    Establishing a Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)


                           I hereby approve the within certificate and, the filing fee in the amount of $75.00 having been paid, said certificate is hereby filed this 27th day of September, 1988.


                                            /s/ Michael J. Connolly
                                            MICHAEL JOSEPH CONNOLLY
                                            Secretary of State


                           TO BE FILLED IN BY CORPORATION

                           Photo copy of Certificate to be sent

                           To:

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                      Federal Identification No. 04-1717070

                            CERTIFICATE OF CORRECTION

                    (General Laws, Chapter 156B, Section 6A)

1.       Exact name of corporation:         Perini Corporation

2.       Document to be corrected:          Restated Articles of Organization

3. The above-mentioned document was filed with the Secretary of the Commonwealth on January 8, 1988.

4.       Please state the inaccuracy or defect in said document:

         Article 4 of Exhibit A to the Restated Articles of Organization omitted a description of a series of preferred stock (the "$21.25 Convertible Exchangeable Preferred Stock"), which was established by a Certificate of Vote of Directors filed with the Secretary on June 19, 1987.

5.       Please state corrected version of the document:

         The  corrected  Article 4 of  Exhibit  A to the  Restated  Articles  of
         Organization,   including  a  description  of  the  $21.25  Convertible
         Exchangeable Preferred Stock, is attached hereto as Attachment A.


SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of August, 1996.


/s/ David B. Perini, President
------------------------------


/s/ Richard E. Burnham, Clerk
-----------------------------

                    Attachment A to Certificate of Correction

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

         See Article 3 above; annexed to this Exhibit as Annex 4A is a description of the preferences, voting powers, qualifications, special or relative rights or privileges as to the $21.25 Convertible Exchangeable Preferred Stock.

                                    ANNEX 4A

         (1) Designation. The series of the Preferred Stock created herein shall consist of One Hundred Thousand (100,000) shares and shall be designated the "$21.25 Convertible Exchangeable Preferred Stock." Said series is hereinafter called the "Convertible Exchangeable Preferred Stock." The term "Preferred Stock" as used herein shall mean the Preferred Stock authorized by the Restated Articles of Organization, as amended, of the corporation and shall include the Convertible Exchangeable Preferred Stock.

         (2) Dividends. The holders of the Convertible Exchangeable Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors out of funds legally available for such purposes, at the annual rate of twenty-one and one quarter Dollars ($21.25) per share, and no more, payable in quarterly installments on the 15th day of March, June, September and December of each year (unless any such day is a non-business day, in which event the next business day shall be the payment date) commencing on September 15, 1987. Dividends on the Convertible Exchangeable Preferred Stock shall begin to accrue and shall be cumulative from the date of original issue of such shares (the "Issue Date") and shall be payable to the holders of record on the record date fixed with respect to such payment. The date on which the corporation initially issues any share of Convertible Exchangeable Preferred Stock shall be its date of issue regardless of the number of times of transfer of such share is made on the stock records of the corporation and regardless of the number of certificates which may be issued to evidence such shares. Accumulations of dividends on the Convertible Exchangeable Preferred Stock shall not bear interest. If at any time the corporation pays less than the total amount of dividends then accrued upon the Convertible Exchangeable Preferred Stock and any other stock ranking on a parity as to dividends with the Convertible Exchangeable Preferred Stock, dividends declared upon shares of Convertible Exchangeable Preferred Stock and such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Exchangeable Preferred Stock and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of Convertible Exchangeable Preferred Stock and such other stock bear to such other.

         Dividends payable on September 15, 1987 and on the date on any redemption of the Convertible Exchangeable Preferred Stock not occurring on a regular dividend payment date, shall be calculated on the basis of the actual number of days elapsed (including the date of redemption) over a 360-day year.

         Except as set forth above, in no event (so long as any Convertible Exchangeable Preferred Stock shall remain outstanding) shall any cash dividends whatsoever be declared or paid upon, nor shall any cash distribution be made upon, the Common Stock, or any other stock of the corporation ranking junior to or on a parity with the Convertible Exchangeable Preferred Stock as to dividends unless full cumulative dividends on all outstanding shares of Convertible Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of the payment of such dividends shall have been paid or declared and funds therefor set apart for such payment.

         (3) Voting Rights. The holders of Convertible Exchangeable Preferred Stock shall not, by virtue of their ownership thereof, be entitled to vote upon any matter except as provided by this Clause (3) or as required by law. Whenever the holders of the Convertible Exchangeable Preferred Stock shall be entitled to exercise voting rights, each holder of record thereof shall have one vote for each share so held.

         If the equivalent of six (6) quarterly dividends payable on the Convertible Exchangeable Preferred Stock is in arrears, the number of directors of the corporation will be increased by two (2) and the holders of outstanding Convertible Exchangeable Preferred Stock together with the holders of any outstanding series of Preferred Stock ranking on a parity with the Convertible Exchangeable Preferred Stock as to dividends or liquidation rights and as to which the equivalent of six (6) quarterly dividends is in arrears (but only if the holders of the shares of such other series would otherwise have a right to elect directors as a result of a dividend arrearage), voting as a single class without regard to series, will be entitled to elect the additional two directors at a special meeting called for that purpose as hereinafter provided, or at any annual meeting of stockholders. When such voting rights shall have vested in the holders of the Convertible Exchangeable Preferred Stock, a special meeting to elect such directors may be called by the Chief Executive Officer or Chairman of the Board of the corporation or by the holders of 25% or more of the shares of Preferred Stock of all series affected, in the manner provided in the corporation's By-laws, or by law if no such provision is in effect. Whenever all dividends in arrears have been paid or declared and funds therefor set apart for payment, the number of directors of the corporation shall be reduced by two (2) and such additional directors elected pursuant to this Clause (3) shall forthwith cease to be directors and the contingent voting rights provided herein for the election of two (2) directors shall cease, subject always to the same provisions for the vesting of such contingent voting rights of the holders of the Convertible Exchangeable Preferred Stock to elect two (2) directors in the case of future dividend defaults.

         In addition, without the vote of the holders of at least two-thirds (2/3) of the number of shares of Convertible Exchangeable Preferred Stock then outstanding, voting together as a class with the holders of any other outstanding shares of Preferred Stock similarly affected, the corporation shall not (i) amend, alter or repeal any of the preferences or rights of the holders of the Convertible Exchangeable Preferred Stock so as to adversely affect such preferences and rights, or (ii) create any class of stock ranking prior to the Convertible Exchangeable Preferred Stock with respect to dividends or to the distribution of assets in liquidation. Notwithstanding the foregoing sentence, without the vote of a majority of the shares of the Convertible Exchangeable Preferred Stock then outstanding, voting as a class, the corporation shall not create any class of stock ranking on a parity with the Convertible Exchangeable Preferred Stock with respect to dividends or to the distribution of assets in liquidation.

         (4)(A) Optional Redemption. The shares of Convertible Exchangeable Preferred Stock may be redeemed at the option of the corporation, as a whole or in part, at any time or from time to time, at the redemption prices referred to below, provided that the Convertible Exchangeable Preferred Stock may not be redeemable prior to June 15, 1990 unless the

Closing Price (as hereinafter defined) of the Common Stock shall have equaled or exceeded 150% of the conversion price for at least twenty (20) trading days within thirty (30) consecutive trading days ending not more than five (5) trading days prior to the date notice of redemption is given. For purposes of this Clause (4), "Closing Price" shall mean the closing price of the Common Stock on the principal national securities exchange on which such stock may be listed or, if such stock is not then so listed, the closing price of the Common Stock as shown by the National Association of Securities Dealers, Inc. National Market or, if no such closing price is available, the average of the representative last bid and asked prices of such Common Stock in the over-the-counter market, as shown by the National Association of Securities Dealers, Inc. Automated Quotation System Level I (or comparable system). The redemption price payable shall be the then applicable price per share specified below in effect on the date fixed for redemption plus dividends accrued and unpaid on the shares to be redeemed, whether or not declared:

If redeemed during     Redemption      If redeemed during         Redemption
the 12-month period     Price Per      the 12-month period         Price Per
beginning June 15,        Share        beginning June 15,            Share

     1987                 271.250             1992                   260.625
     1988                 269.125             1993                   258.500
     1989                 267.000             1994                   256.375
     1990                 264.875             1995                   254.250
     1991                 262.750             1996                   252.125

and on or after June 15, 1997 at the redemption price of Two Hundred Fifty Dollars ($250) per share, plus accrued and payable dividends to the date fixed for redemption. If full cumulative dividends on the Convertible Exchangeable Preferred Stock have not been paid in full, no shares of Convertible Exchangeable Preferred Stock may be redeemed and the corporation may not purchase or acquire any shares unless (i) the holders of two-thirds (2/3) of the shares of the Convertible Exchangeable Preferred Stock shall have consented thereto, or (ii) the corporation purchases or acquires any shares of the Convertible Exchangeable Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Exchangeable Preferred Stock.

         There is no mandatory redemption or sinking fund obligation with respect to the Convertible Exchangeable Preferred Stock.

                  (B) Selection for Redemption. If less than all of the outstanding shares of the Convertible Exchangeable Preferred Stock are to be redeemed, the corporation will select the shares to be redeemed by lot, provided that only whole shares shall be selected for redemption.

                  (C) Redemption Procedure. Notices of any redemption shall be mailed (i) not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to the holders of shares of the Convertible Exchangeable Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of the corporation; provided, however, that no defect in the mailing of such notice to a holder shall affect its sufficiency with respect to other holders. Payment of the redemption price of the shares redeemed shall be made at such place or places of redemption as shall be determined by the Board of Directors of the corporation and shall be specified in the notice of redemption and shall be made against the surrender for cancellation of the certificates for the shares redeemed. Any shares of Convertible Exchangeable Preferred Stock so noticed for redemption may be converted into shares of Common Stock, as hereinafter provided, at any time prior to the close of business on the date fixed for redemption.

         If notice of redemption shall have been mailed as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by their corporation so as to be available for the benefit of the holders of the shares so called for redemption, then from and after the date fixed for the redemption the shares of Convertible Exchangeable Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered or canceled, shall no longer be deemed outstanding, dividends thereon shall cease to accrue and all rights of the holders with respect to such shares (including, without limitation, the conversion rights provided for in Clause (6)) shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest. Any shares of Convertible Exchangeable Preferred Stock so noticed for redemption may be converted into shares of Common Stock, as hereinafter provided, at any time prior to the close of business on the date fixed for redemption.

         (5)(A) Optional Exchange. In addition to the optional redemption rights of the corporation as set forth in Clause (4) above, at the option of the corporation the Convertible Exchangeable Preferred Stock shall be exchangeable in whole but not in part on any dividend payment date beginning June 15, 1989 for the corporation's 8 1/2% Convertible Subordinated Debentures Due 2012 (the "Debentures") to be issued substantially in the form set forth in the form of an Indenture filed with the Securities and Exchange Commission as an Exhibit to the corporation's Registration Statement on Form S-2 relating to the Convertible Exchangeable Preferred Stock, Registration No. 33-14434 (the "Registration Statement"). No such exchange shall be made unless all dividends accrued and payable on the Convertible Exchangeable Preferred Stock to the date of the exchange have been paid or declared and sufficient amounts set aside for their payment. Upon election by the corporation to exchange the Convertible Exchangeable Preferred Stock, each share of Convertible Exchangeable Preferred Stock will be exchangeable for $250 principal amount of Debentures.

                  (B) Notice of Exchange. Notice of any exchange of the Convertible Exchangeable Preferred Stock shall be mailed not less than thirty
(30) and not more than sixty (60) days prior to the date fixed for such exchange to each holder of Convertible Exchangeable Preferred Stock, at such holder's address as it appears on the books of the corporation, specifying the effective date of the exchange and the place where certificates for shares of the Convertible Exchangeable Preferred Stock are to be surrendered for Debentures and stating that dividends on shares of the Convertible Exchangeable Preferred Stock will cease to accrue on and after the date of exchange; provided, however, that no defect in the mailing of such notice shall affect the validity of the proceedings for the exchange of any shares of the Convertible Exchangeable Preferred Stock.

                  (C) Indenture; Opinion of Counsel. Prior to giving notice of intention to exchange pursuant to Clause (5)(B) above, the corporation and a bank or trust company selected by the corporation shall execute and deliver the Indenture substantially in the form filed as an Exhibit to the Registration Statement with such changes as may be required by law, stock exchange rule or usage or that do not adversely affect the interests of the holders of the Debentures. A copy of the Indenture may be inspected by the holders of any shares of Convertible Exchangeable Preferred Stock at the offices of the corporation during normal business hours. The corporation will not give notice of its intention to exchange pursuant to Clause (5)(B) above unless it shall file at the office or agency of the corporation maintained for the exchange of Convertible Exchangeable Preferred Stock an opinion of counsel (who may be an employee of the corporation) that the Indenture has been duly authorized, executed and delivered by the corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the corporation in accordance with its terms (subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then contained in opinions of counsel experienced in such matters), and to the effect that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of Convertible Exchangeable Preferred Stock, will constitute valid and binding obligations of the corporation entitled to the benefits of the Indenture (subject as aforesaid); and that the exchange of Debentures for the Convertible Exchangeable Preferred Stock will not violate the laws of the state of incorporation of the corporation; and that neither the execution and delivery of the Indenture or the Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument, known to such counsel, to which the corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to counsel, of any court or governmental agency or body having jurisdiction over the corporation and such subsidiaries or any of their properties; and that the Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Debentures for the shares of Convertible Exchangeable Preferred Stock is exempt from registration under the Act.

                  (D) Exchange Procedure. If on the date fixed for exchange, the corporation has taken all action required to authorize the issuance of the Debentures in exchange for the

Convertible Exchangeable Preferred Stock then, notwithstanding that the certificates for such shares have not been surrendered for cancellation, from and after the date fixed for exchange the shares of Convertible Exchangeable Preferred Stock shall no longer be deemed outstanding, dividends thereon shall cease to accrue and all rights of the holders with respect to such shares (including, without limitation, the conversion rights provided for in Clause
(6)) shall terminate, except only the rights to receive dividends accrued and unpaid as of the date of exchange and, upon surrender of certificates therefor, the right to receive the Debentures, and the person or persons entitled to receive the Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Debentures. Upon due surrender of a certificate representing shares of Convertible Exchangeable Preferred Stock, the holder thereof shall receive the principal amount of Debentures to which such holder is thereby entitled. Any shares of Convertible Exchangeable Preferred Stock so noticed for exchange may be converted into shares of Common Stock, as hereinafter provided, at any time prior to the close of business on the date fixed for exchange.

         (6)      Conversion Rights.

                  (A) Conversion Provisions. At any time subsequent to the Issue Date, the holders of any one or more shares of the Convertible Exchangeable Preferred Stock may, at their option, convert such share or shares, on the terms and conditions set forth in this Clause (6), into fully paid and non-assessable shares of Common Stock except that, with respect to any shares of Convertible Exchangeable Preferred Stock called for redemption or exchange, the conversion right shall terminate at the close of business on the date of redemption or exchange, unless default is made in the payment of the redemption or exchange price. Each shares of the Convertible Exchangeable Preferred Stock shall be convertible into 6.62252 shares of Common Stock (equivalent to a conversion price of $37.75 per share); provided; however, that the number of shares of
Common  Stock   issuable  on  conversion  of  each  share  of  the   Convertible
Exchangeable Preferred Stock (the "conversion rate") shall be subject to adjustments in accordance with the provisions hereinafter set forth in this Clause (6).

                  (B) Adjustment for Change in Capital Stock. If the corporation

                  (i) pays a dividend or makes a distribution on its Common Stock, in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (v) issues by reclassification of its Common Stock any shares of its capital stock;

then the  conversion  privilege and the conversion  price in effect  immediately before  such  action  shall be  adjusted  so that the holder of the  Convertible
Exchangeable Preferred Stock thereafter converted may receive the number of shares of capital stock of the corporation which he would have owned immediately following such action if he had converted the Convertible Exchangeable Preferred Stock immediately before the record date (or, if no record date, the effective date) for such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a holder of the Convertible Exchangeable Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the corporation, the corporation shall determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock contained in this Clause (6).

                  (C) Adjustment for Rights Issue. If the corporation distributes any rights or warrants to the holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the formula:

                                            O + N x P
                                                -----
                           C1 = C x               M
                                            ---------
                                              O + N

where

C1       =        the adjusted conversion price.
C        =        the current conversion price.
O        =        the number of shares of Common Stock outstanding on the record date.
N        =        the number of additional shares of Common Stock offered.
P        =        the offering price per share of the additional shares.
M        =        the current market price per share of Common Stock on the
                  record date.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not exercised prior to the expiration therefor, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

                  (D) Adjustment For Other Distributions. If the corporation distributes to the holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the corporation, the conversion price shall be adjusted in accordance with the formula:

                           C1 = C x M - F
                                    -----
                                      M

where

C1       =        the adjusted conversion price.
C        =        the current conversion price.
M                 = the  current  market  price  per  share of
                  Common  Stock on the record  date  mentioned
                  below.
F                 = the fair  market  value on the record date
                  of  the   assets,   securities,   rights  or
                  warrants  applicable  to one share of Common
                  Stock. The corporation shall determine the fair market value.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion price shall again be adjusted to the conversion price which would then be in effect if such record date had not been fixed.

         This   Sub-Clause  (D)  does  not  apply  to  cash  dividends  or  cash distributions paid out of earnings or surplus as shown on the books of the corporation. Also, this Sub-Clause (D) does not apply to rights or warrants referred to in Sub-Clause (C) above.

                  (E) Adjustment for Reorganization. In case of any consolidation or merger of the corporation into another corporation, or in the case of any merger of another corporation into the corporation (other than a merger with a corporation in which merger the corporation is the continuing corporation and which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any lease or transfer to another corporation of all or substantially all of the assets of the corporation, the holder of each share of the Convertible Exchangeable Preferred Stock then outstanding shall have the right thereafter, subject to the terms and conditions of this Clause (6), to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, lease or transfer by a holder of the number of shares of Common Stock into which such share of Convertible Exchangeable Preferred Stock might have been converted immediately prior to such consolidation, merger, lease or transfer; and effective provision shall be made in the Articles of Organization or Charter of the resulting or surviving corporation or otherwise so that the provisions set forth in this Clause (6) shall thereafter be applicable, as nearly as practicable, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Exchangeable Preferred Stock remaining outstanding or other convertible exchangeable preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Convertible Exchangeable Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, may be entitled to, and to make provision for the protection of the conversion right as herein provided (unless the corporation assumes such obligation). In case securities or property other than shares of Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this Sub-Clause (E) shall be deemed to apply, so far as appropriate and as nearly as practicable, to such other securities or property. The provisions of this Sub-Clause (E) shall similarly apply to successive reorganizations, consolidations, mergers, leases or transfers.

                  (F) Current Market Price. For the purposes of any computation under this Clause (6), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for any thirty (30) consecutive business days selected by the corporation commencing not more than forty-five (45) business days before the date in question. The closing price for each day shall be the last reported sale of Common Stock on the principal national securities exchange on which the Common Stock may be listed or if such stock is not then so listed, the closing price of the Common Stock as shown by the National Association of Securities Dealers, Inc. National Market or, if no such closing price is available, at the average of the representative last bid and asked prices of such Common Stock in the over-the-counter market, as shown by the National Association of Securities Dealers, Inc. Automated Quotation System Level I (or comparable system) or in the absence of any of the foregoing, the fair market value as determined by the Board of Directors (whose determination shall be conclusive).

                  (G) Fractional Shares. No fractional shares of Common Stock shall be issued on any conversion, but in lieu thereof the corporation shall pay in cash an amount equal to the current market value of such fractional interest computed on the basis of the closing price as determined in accordance with the provision of Sub-Clause (F) above, on the last trading day prior to the date upon which conversion is deemed to have been effected. Any determination that the corporation or the Board of Directors makes regarding fractional shares is conclusive.

                  (H) When No Adjustment Required. No adjustment need be made for a transaction referred to in Sub-Clause (B), (C) or (D) above if the holders of the Convertible Exchangeable Preferred Stock are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         Notwithstanding the provisions of Sub-Clauses (B), (C), (D) and (E) above, no adjustment of the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% conversion rate, but in such case any adjustment that would otherwise be in the required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment. All calculations under this Clause (6) shall be made and rounded to the nearest one-hundredth of a share or the nearest cent, as the case may be.

         No payment or adjustment on account of dividends accumulated or in arrears upon shares of the Conversion Exchangeable Preferred Stock, any other series of Preferred Stock, or Common Stock, shall be made in connection with any conversion, except as may otherwise be provided at the discretion of the Board of Directors and except as provided hereinafter. Shares of Convertible Exchangeable Preferred Stock surrendered for conversion during the period between the date fixed as the record date for the payment of a dividend and the date fixed as the dividend payment date must be accompanied by payment to the corporation of an amount equal to the dividend payable on such shares on the dividend payment date, provided, however, that if the corporation fixes a date for redemption or for exchange of such shares of Convertible Exchangeable Preferred Stock which is after such record date for the payment of dividends and before such dividend payment date, then shares of Convertible Exchangeable Preferred Stock surrendered for conversion after such record date and before such dividend payment date need not be accompanied by payment to the corporation of an amount equal to the dividend on such shares payable on such dividend payment date.

         No adjustment need be made for sales of Common Stock pursuant to a plan for reinvestment of dividends or interest and no adjustment need to be made for a change in the par value of the Common Stock.

         No adjustment need be made in connection with the issuance of shares of Common Stock upon conversion of the Convertible Exchangeable Preferred Stock or the issuance of (including the issuance of awards, rights and options to purchase) shares of Common Stock to employees or other eligible persons of the corporation under plans duly adopted by the stockholders of the corporation.

         The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Clause (6) and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.

         The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be satisfactory evidence of the correctness of any computation made in this Clause (6).

                  (I) Notice of Adjustment. Whenever there is an adjustment requiring a change in the conversion rate, the corporation shall file with the transfer agent, or transfer agents, for the Convertible Exchangeable Preferred Stock, a statement signed by the Secretary of the corporation, describing specifically the event giving rise to such adjustment and stating the adjustment which shall be made to the conversion rate. The statement so filed shall be open to inspection by any holder of record of shares of the Convertible Exchangeable Preferred Stock. The corporation shall at that time of filing any such statement mail notice to the same at their addresses appearing on the books of the corporation or supplied by them to the corporation for the purpose of notice. In addition, the corporation shall include a notice of the conversion rate with each dividend payment on the Convertible Exchangeable Preferred Stock or otherwise give notice thereof promptly after the due date for each such dividend, whenever there has been a change in the conversion rate since the last previous dividend due date.

                  (J) Conversion Procedure. Upon surrender to the corporation at the office of the transfer agent, or transfer agents, for the Convertible Exchangeable Preferred Stock, or at such other place or places, if any, as the Board of Directors of the corporation may determine, of certificates, duly endorsed to the corporation or in blank, for shares of Convertible Exchangeable Preferred Stock to be converted, together with appropriate evidence of the payment of any transfer or similar tax, if required, and instructions in writing to the corporation to convert such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, the corporation will issue (i) the number of full shares of Common Stock issuable on conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock, and (ii) cash for any remaining fraction of a share, as provided in Sub-Clause (G) above. The corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion; provided, however, that the holder shall pay any such tax which is due because such shares are to be issued in a name other than that of such holder.

         The corporation shall at all times after the Issue Date reserve for issuance upon conversion of the Convertible Exchangeable Preferred Stock a sufficient number of full shares of Common Stock for the conversion of each outstanding share of Convertible Exchangeable Preferred Stock at the current conversion rate.

                  (K)      Notice of Certain Transactions.  If

                  (i) the corporation takes any action that would require an adjustment in the conversion rate pursuant to Sub-Clauses (B), (C), (D) and (E) of this Clause (6); or

                  (ii) there is a voluntary or involuntary liquidation, dissolution or winding-up of the corporation;

the corporation shall provide notice in the manner set forth in Sub-Clause (I) of this Clause (6) of such action, stating therein the proposed date for a distribution or the effective date of a reclassification, consolidation, merger, lease, transfer, liquidation, dissolution or winding-up, at least fifteen (15) days in advance of such date. Failure to mail the notice or any defect therein shall not affect the validity of the transaction.

                  (L) Reduction of Conversion Price Below Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value (if any) of the Common Stock deliverable upon conversion of the Convertible Exchangeable Preferred Stock, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

                  (M) Decrease in Conversion Price. The corporation from time to time may decrease the conversion price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the conversion price is decreased, the corporation shall give notice of the decrease at least 15 days prior to the date the decreased conversion price takes effect, in the manner set forth in Sub-Clause (I) above, which notice shall state the decreased conversion price and the period it will be in effect. A decrease in the conversion price pursuant to this Sub-Clause (M) shall not otherwise change or adjust the conversion price otherwise in effect for purposes of this Clause (6).

         (7) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, the holders of the shares of the Convertible Exchangeable Preferred Stock shall be entitled to receive out of the assets of the corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other stock of the corporation ranking junior to the Convertible Exchangeable Preferred Stock as to liquidation, distributions in an amount equal to the then applicable redemption price, as set forth in Clause (4) hereof, in the case of a voluntary liquidation, dissolution or winding up, or in the case of an involuntary liquidation, dissolution or winding up an amount equal to Two Hundred Fifty Dollars ($250) per share, plus in either case, an amount equal to the accumulated and unpaid dividends thereon.

         If upon voluntary or involuntary liquidation, dissolution or winding upon of the corporation, the amounts payable with respect to the Convertible Exchangeable Preferred Stock and any other shares of stock of the corporation ranking as to any such distribution on a parity with the Convertible Exchangeable Preferred Stock are not paid in full, the holders of the Convertible Exchangeable Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of liquidating distribution to which they are entitled, the holders of shares of Convertible Exchangeable Preferred Stock shall not be entitled to any further participation in any distribution of assets by the corporation.

         Neither the consolidation of nor merging of the corporation with or into any other corporation nor corporations, nor the lease or transfer of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or a winding up of the corporation within the meaning of any of the provisions of this Clause
(7).

         (8) Status of Shares Redeemed, Exchanged or Converted. All shares of Convertible Exchangeable Preferred Stock redeemed, exchanged or converted pursuant to Clause (4), (5) or (6) hereof and all shares of the Convertible Exchangeable Preferred Stock otherwise reacquired by the corporation and subsequently canceled shall be restored to the status of authorized and unissued Preferred Stock undesignated as to series subject to reissuance by the Board of Directors.

         (9) Subdivision of Shares. The Board of Directors may at any time subdivide the shares of Convertible Exchangeable Preferred Stock as of an effective date fixed by the Board of Directors. Except as otherwise provided by law, notice of the proposed subdivision and the effective date shall be mailed to each holder of record of Convertible Exchangeable Preferred Stock not less than fifteen (15) days before the effective date. The dividend rate, conversion rate and liquidation rights in effect immediately prior to the close of business on the effective date of such subdivision shall be proportionately reduced as of the close of business on the effective date of such division.

         (10) "Common Stock" Defined. Whenever reference is herein made to "Common Stock," "Common Stock" shall mean any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation and which is not subject to redemption by the corporation. However, Common Stock issuable upon conversion of the Convertible Exchangeable Preferred Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of the Convertible Exchangeable Preferred Stock, or shares of the corporation of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation and which are not subject to redemption by the corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

         (11) No Preemptive Rights. The holders of the Convertible Exchangeable Preferred Stock shall not have any preemptive rights.

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
              One Ashburton Place, Boston, Massachusetts 02108-1512

                      Federal Identification No. 04-1717070

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26


         We, David B. Perini, President and Richard E. Burnham, Clerk of Perini Corporation located at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 do hereby certify that at a meeting of the directors of the corporation held on January 10, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, a series of Preferred Stock (the "Series B Cumulative Convertible Preferred Stock") of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as set forth on Exhibit A hereto.

                                    EXHIBIT A

                 Series B Cumulative Convertible Preferred Stock

         1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series B Cumulative Convertible Preferred Stock" and the number of shares constituting such series shall be 500,000, of which 150,150 shall be issued initially (the date of such issuance, the "Original Issue Date") and the remainder shall be reserved for issuance as dividends pursuant to Section 3 below. The number of shares designated as shares of Series B Cumulative Convertible Preferred Stock may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased without the approval of the holders of 66-2/3% of the then outstanding shares of Series B Cumulative Convertible Preferred Stock.

         2. Preemptive Rights. Holders of shares of Series B Cumulative Convertible Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         3.       Dividends.

                  (a) The holders of shares of Series B Cumulative Convertible Preferred Stock shall be entitled to receive, when and as authorized and declared by the Board of Directors out of funds at the time legally available therefor, dividends at the Cash Dividend Rate (defined below) per annum times the Liquidation Preference (defined below in Section 4(a)) if paid in cash, or at the In-Kind Dividend Rate (defined below) per annum times the Liquidation Preference if paid in additional shares of Series B Cumulative Convertible Preferred Stock, and no more, which shall be fully cumulative, shall accrue with respect to any such share from the original date of issuance of such share without interest and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (a "Dividend Payment Date"), commencing March 15, 1997 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on each March 1, June 1, September 1 and December 1 immediately preceding the payment dates, or such other dates as shall be fixed at the time of the authorization and declaration by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof), which date shall not be less than ten (10) nor more than sixty (60) days preceding the relevant dividend payment date. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York. The amount of dividends payable per share of Series B Cumulative Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four and shall include fractional shares. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No interest shall be payable in respect of any dividend payment on the Series B Cumulative Convertible Preferred Stock or any other Parity Dividend Stock (as hereinafter defined) which may be in arrears. The "Cash Dividend Rate" shall be 9 percent per annum if a Special Default (defined below) has occurred and is continuing at any time during the applicable Annual Payment Period (defined below) or Semiannual Payment Period (defined below), and shall be 7 percent per annum at all other times. The
"In-Kind Dividend Rate" shall be 12 percent per annum if a Special Default has occurred and is continuing at any time during the applicable Annual Payment Period or Semiannual Payment Period, and shall be 10 percent per annum at all other times.

                  (b) Any dividend payments may be made, in the sole discretion of the Board of Directors, as follows (for purposes of this determination, the Designated Directors (defined below in Section 13) shall not vote):

                  (i)      Prior to December 15, 1999:

                  (1) on or prior to the Original Issue Date and prior to December 15, 1997 and 1998, the Board of Directors shall determine whether dividend payments payable on the next four Dividend Payment Dates beginning December 15 (each, an "Annual Payment Period") shall be paid in (i) cash or (ii) additional shares of Series B Cumulative Convertible Preferred Stock valued at the Liquidation Preference (but not in any combination of cash and additional shares of Series B Cumulative Convertible Preferred Stock); provided, however, that the first Annual Payment Period shall commence March 15, 1997, and run for three Dividend Payment Dates if the Original Issue Date is between December 15, 1996 and March 15, 1997;

                  (2) in the event that, during an Annual Payment Period when the Board has elected to pay dividends on the Series B Cumulative
         Convertible Preferred Stock in cash, the Corporation fails to authorize, declare and pay in cash on a Dividend Payment Date the full amount of the cash dividend due at the Cash Dividend Rate, then, on or prior to such Dividend Payment Date, the Board shall authorize, declare and pay a supplemental stock dividend in shares of Series B Cumulative Convertible Preferred Stock (valued at the Liquidation Preference) equal to the difference between the dividend that would have been paid in-kind at the In-Kind Dividend Rate (assuming that the Board had elected to pay dividends for such period in-kind and assuming that a Special Default existed) and the cash dividend actually declared and paid on such Dividend Payment Date and on the previous Dividend Payment Date during such Annual Payment Period, if any.

                  (ii)     On or after December 15, 1999:

                  (1) On or prior to  December  15, 1999 and on or prior to each
         June 15 and December 15 thereafter, the Board of Directors shall determine whether dividend payments accruing on the next two Dividend Payment Dates beginning on such Dividend Payment Date (each a
         "Semiannual Payment Period") shall be paid in (i) cash or (ii) additional shares of Series B Cumulative Convertible Preferred Stock valued at the Liquidation Preference (but not in any combination of cash and additional shares of Series B Cumulative Convertible Preferred Stock);

                  (2) in the event that, during a Semiannual Payment Period when the Board has elected to pay dividends on the Series B Cumulative
         Convertible Preferred Stock in cash, the Corporation fails to authorize, declare and pay in cash on a Dividend Payment Date the full amount of the cash dividend due at the Cash Dividend Rate, then, on such Dividend Payment Date, the Board shall authorize, declare and pay a supplemental stock dividend in shares of Series B Cumulative Convertible Preferred Stock (valued at the Liquidation Preference) equal to the difference between the dividend that would have been paid in-kind at the In-Kind Dividend Rate (assuming that the Board had elected to pay dividends for such period in-kind and assuming that a Special Default existed) and the cash dividend actually declared and paid on such Dividend Payment Date and on the previous Dividend Payment Date during such Semiannual Payment Period, if any.

                  (iii) All shares of Series B Cumulative Convertible Preferred Stock issued as a dividend with respect to the Series B Cumulative Convertible Preferred Stock shall thereupon be duly authorized, validly issued, fully paid and nonassessable.

                  (c) In the case of shares of Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date, dividends shall accrue and be cumulative from such date. In the case of shares of Series B Cumulative Con vertible Preferred Stock issued as a dividend on shares of Series B Cumulative Convertible Preferred Stock, dividends shall accrue and be cumulative from the dividend payment date in respect of which such shares were (or should have been) issued as a dividend.

                  (d) Each fractional share of Series B Cumulative Convertible Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Cumulative Convertible Preferred Stock, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for above with respect to dividends on each outstanding share of Series B Cumulative Convertible Preferred Stock. Each fractional share of Series B Cumulative Convertible Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding share of Series B Cumulative Convertible Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Series B Cumulative Convertible Preferred Stock.

                  (e) No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any shares of Common Stock or other stock of the Corporation ranking junior as to dividends to the Series B Cumulative Convertible Preferred Stock (collectively, the "Junior Dividend Stock") except for dividends or distributions that are not Extraordinary Equity Payments (defined below in Section 8(h)).

                  (f) If at any time any dividend on the $21.25 Convertible Exchangeable Preferred Stock (the "$21.25 Preferred Stock") or any other stock of the Corporation hereafter issued ranking senior as to dividends to the Series B Cumulative Convertible Preferred Stock (collectively with the $21.25 Preferred Stock, the "Senior Dividend Stock") shall be in arrears, in whole or in part, then (except to the extent allowed by the terms of such Senior Dividend Stock) no cash dividend shall be authorized, declared, paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock for all payment periods ending on or prior to the date of payment of the current dividend on the Series B Cumulative Convertible Preferred Stock shall have been authorized, declared and paid or set apart for payment. Dividends payable in additional shares of Series B Cumulative Convertible Preferred Stock are permitted and not subordinated in payment to payment of dividends on the Senior Dividend Stock.

                  (g) No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with the Series B Cumulative Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared and paid or set apart in trust for such payment on the Series B Cumulative Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends (other than dividends payable in additional shares of Series B Cumulative Convertible Preferred Stock) shall be authorized, declared, paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared and paid or set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When accrued dividends are not paid in full on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock, all cash dividends authorized, declared and paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock shall be authorized, declared, paid or set apart for payment pro rata so that the amount of dividends authorized, declared, paid or set apart for payment per share on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         4.       Liquidation Preference.

                  (a) The liquidation preference of the Series B Cumulative Convertible Preferred Stock shall be $200.00 per share (the "Liquidation Preference"). Subject to the full payment of the liquidation preferences of the $21.25 Preferred Stock and the shares of stock of the Corporation hereafter issued ranking senior as to liquidation rights to the Series B Cumulative Convertible Preferred Stock (the "Senior Liquidation Stock"), in the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Cumulative Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of shares of Common Stock or any other class or series of the Corporation's stock hereafter issued ranking junior as to liquidation rights to the Series B Cumulative Convertible Preferred Stock (collectively, the "Junior Liquidation Stock").

                  (b) The assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Series B Cumulative Convertible Preferred Stock and any other class or series of the Corporation's stock hereafter issued ranking on a parity as to liquidation rights with the Series B Cumulative Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts); provided, however, that after payment in full of the Liquidation Preferences, the holders of the shares of the Series B Cumulative Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

         5. Limitation on Share Repurchase. If at any time any dividends on the Series B Cumulative Convertible Preferred Stock shall be in arrears or the Corporation shall have failed to make any purchase of shares of Series B Cumulative Convertible Preferred Stock tendered to it pursuant to Section 7, the Corporation shall not -- and the Corporation shall not permit any other corporation or legal entity directly or indirectly controlled by the Corporation (collectively, the "subsidiaries") to -- repurchase, redeem, retire or otherwise acquire any shares of Junior Dividend Stock, Junior Liquidation Stock, or any warrants, rights, calls or options exercisable for or convertible into any shares of Junior Dividend Stock or Junior Liquidation Stock, except by conversion into or exchange for shares of Junior Dividend Stock or Junior Liquidation Stock and other than purchases, redemptions, retirements or acquisitions made pursuant to and as required by the terms of any employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation in effect on July 24, 1996 or as amended or adopted by the Corporation with approval of the Executive Committee of the Corporation. Notwithstanding the preceding sentence, any subsidiary which is wholly owned by the Corporation may repurchase, redeem, retire or otherwise acquire shares of its stock.

         6.       Redemption at Option of the Corporation.

                  (a) So long as shares of Common Stock shall have traded on the Primary Exchange (defined below) (i) for at least forty (40) of the forty-five
(45) trading days (each of which trading days shall be after the third anniversary of the Original Issue Date (the "Third Anniversary")) immediately preceding the Determination Date (defined below), and (ii) on each of the ten
(10) consecutive trading days immediately prior to the Determination Date (defined below), at a Closing Price (as hereinafter defined) in excess of the Hurdle Percentage (defined below) of the conversion price then in effect for the Series B Cumulative Convertible Preferred Stock for each such trading day, all, but not less than all, of Series B Cumulative Convertible Preferred Stock may thereafter be redeemed at the election of the Board of Directors made on any date (the "Determination Date") on or after the Third Anniversary, for the Redemption Price (defined below in Section 7(b)), plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. For purposes of the determination of the Board called for in the preceding sentence, the Designated Directors (defined below in Section 13) shall not vote. The date on which such shares shall be redeemed shall be a date that is at least ten (10), but no more than thirty (30), business days after the Determination Date (during which period the holders of the Series B Cumulative Convertible Preferred Stock may, but shall not be required to, convert such stock into Common Stock). The Hurdle Percentage shall be 150% from and after the Third Anniversary, and to the fifth anniversary of the Original Issue Date; thereafter, the Hurdle Percentage shall be 125%. "Primary Exchange" shall mean the American Stock Exchange or such other principal national securities exchange or quotation system on which the Common Stock of the Corporation is quoted or listed or admitted to trading.


                  (b) Not more than thirty (30) nor less than ten (10) business days prior to the redemption date fixed by the Board of Directors, the Corporation shall give notice by hand or overnight courier to the holders of record of shares of the Series B Cumulative Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the Redemption Price (defined below in Section 7(b)) plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption; the place or places of payment; that payment will be made upon presentation and surrender of the shares of Series B Cumulative Convertible Preferred Stock; that on and after the redemption date dividends will cease to accrue on such shares; the then effective conversion price pursuant to Section 8; and that the right of holders to convert shares of Series B Cumulative Convertible Preferred Stock shall terminate at the close of business on the business day prior to the redemption date (unless the Corporation defaults in the payment of the Redemption Price plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption).

                  (c) Any notice as herein provided shall be deemed to be given when delivered to the address specified in the preceding section. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption, unless such holder has exercised such holder's right to convert shares of Series B Cumulative Convertible Preferred Stock as provided above, shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price (defined below in Section 7(b)) plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside in trust for the holders of the shares of Series B Cumulative Convertible Preferred Stock, then, notwithstanding that the certificates representing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption, without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Series B Cumulative Convertible Preferred Stock to be redeemed, then the certificates representing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the rights of holders of shares of Series B Cumulative Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series B Cumulative Convertible Preferred Stock.

                  (d) Except as provided in Section 7, the shares of Series B Cumulative Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

         7.       Mandatory Repurchase and Repurchase at Option of the Holder.

                  (a) On the eighth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative Convertible Preferred Stock one-third of the number of shares of the Series B Cumulative Convertible Preferred Shares held by such holder on such eighth anniversary. On the ninth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative Convertible Preferred Stock one-half of the number of shares of the Series B Cumulative Convertible Preferred Shares held by such holder on such ninth anniversary. On the tenth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative
Convertible  Preferred  Stock the  number of shares of the  Series B  Cumulative
Convertible Preferred Shares held by such holder on such tenth anniversary. Repurchases made pursuant to this Section 7(a) shall be effected on such anniversary date (or such other day as the holder and the Corporation may agree) and shall be for the Redemption Price (defined below in Section 7(b)) plus an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for repurchase. Any shares of Series B Cumulative Convertible Preferred Stock which would have accrued but have not been paid on any shares tendered for purchase shall be deemed to be tendered for purchase.

                  (b)      (i)      If one or more Special Defaults shall occur
at any time or from time to time on or after the Original Issue Date, each holder of shares of the Series B Cumulative Convertible Preferred Stock shall have the right, at such holder's option exercisable at any time within 120 days after the happening of each such Special Default, to require the Corporation to purchase all or any part of the shares of Series B Cumulative Convertible Preferred Stock then held by such holder as such holder may elect at the Redemption Price (defined below) plus, in each case, an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. Any shares of Series B Cumulative Convertible Preferred Stock which would have accrued but have not been paid on any shares tendered for purchase shall be deemed to be tendered for purchase. The "Redemption Price" shall be the Liquidation Preference where there have been no Special Defaults, and -- after there has been one or more Special Defaults -- shall be 130% of the greater of the Liquidation Preference or the market value of the Common Stock (valued at the average of the Closing Prices on the preceding twenty (20) trading days immediately prior to the occurrence of the Special Default) into which the Series B Cumulative Convertible Preferred Stock would then be convertible assuming such shares to be immediately convertible (whether or not such shares were then actually convertible);

                           (ii)     A "Special Default" shall mean any of the
following events which occur after the Original Issuance Date and while any shares of the Series B Cumulative Convertible Preferred Stock are outstanding:

                  (1) the disbanding or other restructuring, reorganization, or reconstitution (including without limitation change in the number of members) of the Executive Committee of the Board without the prior written approval of a majority of the members of the Executive Committee who were members prior to such change (and, for so long as the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to designate more than one director to the Executive Committee pursuant to Section 13(b) below, including the members so designated by the holders of the Series B Cumulative Convertible Preferred Stock);

                  (2) the taking of any of the following actions by the Corporation or the Board without the approval of a majority of the members of the Executive Committee of the Board (whether or not such action was taken by the Board in view of its fiduciary duties pursuant to the last sentence of Section 3.3(A) of the By-Laws of the Corporation, as amended): (A) any borrowing or guarantee by the Corporation exceeding $15 million, (B) except for issuance of stock or stock options pursuant to the Corporation's incentive compensation plans or programs, any issuance of stock (whether common or preferred, whether voting or non-voting, whether junior, pari passu, or senior to the Series B Cumulative Convertible Preferred Stock) other than

         Common  Stock  of the  Corporation   in  an   aggregate   amount not
         exceeding five percent (5%) of the Common Stock of the Corporation issued and outstanding on the Original Issue Date, (C) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Corporation exceeding $5 million, (D) any asset sale by the Corporation or lease as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (E) any redemption or amendment of the Rights (defined below) or the preferred stock of the Corporation issuable upon the exercise of such Rights, or any amendment of the Rights Agreement (defined below), and (F) any termination of (other than a termination upon expiration) or amendment to the management agreement among the Corporation, Ronald Tutor and Tutor-Saliba Corporation; provided, however, that for purposes of this
         Section 8(b)(ii)(2), approval of the Executive Committee shall not be required for any decision by the Board of Directors to redeem the Series B Cumulative Convertible Preferred Stock pursuant to Section 6(a);

                  (3) any change by the Corporation in the composition of the Executive Committee of the Board which results in members of such Committee selected by the holders of the Series B Cumulative Convertible Preferred Stock pursuant to Section 13(b) below being fewer than the number of directors that the holders of the Series B Cumulative Convertible Preferred Stock are then entitled to designate pursuant to that provision or the failure of the Corporation to nominate for director the persons designated by the holders of the Series B Cumulative Convertible Preferred Stock in accordance with
         Section 13(a) below; or

                  (4) solely for purposes of the right to elect additional directors pursuant to Section 9(b) and not for purposes of any other Section, the failure of the Corporation to authorize, declare, and pay dividends payable in Series B Cumulative Convertible Preferred Stock when due in accordance with Section 3.

                  (c) The date fixed for each such repurchase shall be (x) the anniversary of the Original Issue Date immediately succeeding the notice given pursuant to Section 7(a), or (y) the 121st day following the occurrence of the Special Default giving rise to a repurchase pursuant to Section 7(b). The place of payment shall be at an office or agency in Boston, Massachusetts fixed therefor by the Corporation or, if not fixed, at the principal executive office of the Corporation.

                  (d) The Corporation shall, within 20 days of the occurrence of a Special Default, give a written notice thereof by registered or certified mail, postage prepaid, return receipt requested, to the holders of record of shares of the Series B Cumulative Convertible Preferred Stock, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice shall specify the Special Default which has occurred and the date of such occurrence, the place or places of payment, the then effective conversion price pursuant to Section 8, the then effective repurchase price and the date the right of such holder to require such repurchase shall terminate. Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series B Cumulative Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the repurchase of any other shares of Series B Cumulative Convertible Preferred Stock.

                  (e) (i) On the date fixed for any such repurchase, each holder of shares of Series B Cumulative Convertible Preferred Stock who elects to have shares of Series B Cumulative Convertible Preferred Stock held by it purchased shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such purchase made and shall thereupon be entitled to receive payment therefor provided in this Section 7. If less than all the shares represented by any such surrendered certificate are repurchased, a new certificate shall be issued representing the unpurchased shares. Dividends with respect to the shares of Series B Cumulative Convertible Preferred Stock so purchased shall cease to accrue after the date so purchased, such shares shall no longer be deemed outstanding after such date and the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so purchased shall terminate.

                 (ii) If the funds legally available for such purchase are not sufficient to purchase all the shares of Series B Cumulative Convertible Preferred Stock tendered to the Corporation for purchase, the Corporation shall purchase the greatest number of whole shares for which such funds are so available on a pro rata basis among all tendering holders based on the ratio of the number of shares tendered by each of them to the aggregate amount of all shares so tendered, and the certificates representing the unpurchased shares shall be deemed not to be surrendered for repurchase, such unpurchased shares shall remain outstanding and the rights of the holders of shares of Series B Cumulative Convertible Preferred Stock thereafter shall continue to be those of a holder of shares of the Series B Cumulative Convertible Preferred Stock; provided, however, the Corporation shall thereafter be required to repurchase all such remaining shares at the first date it has sufficient funds legally available for such purpose at the price it would have paid at the date such shares were actually tendered and the Corporation shall give notice as aforesaid to each holder whose shares were not repurchased for such reason and such holder shall thereafter have the right to elect to have such shares repurchased, such election to be made within 30 days of receipt of such notice. For purposes of this Section, the Corporation shall be deemed not to have sufficient funds legally available for any such purchase if the Board of Directors reasonably determines that immediately after such repurchase the Corporation would be insolvent.

                           (iii)  For so long as there remain shares of Series
B Cumulative Convertible Preferred Stock that have been surrendered for repurchase in accordance with this Section 7 that have not been so repurchased by the Corporation:(1) the number of members of the Board of Directors shall be increased by such number as is necessary to allow the election of the directors specified in clause (2) of this Section, and (2) the holders of the Series B Cumulative Convertible Preferred Stock, voting separately as a class, shall have the right to elect an additional number of directors to the Board of Directors such that the Designated Directors (defined below in Section 13) who are serving on the Board of Directors, plus the directors elected by such holders voting as a class under this clause, constitute a majority of Board. The right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors shall terminate when shares of the Series B Cumulative Convertible Preferred Stock properly tendered for repurchase pursuant to this
Section 7 have been repurchased. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced.

                           (iv)     The foregoing right of the holders of the
Series B Cumulative Convertible Preferred Stock with respect to the election of additional directors may be exercised at each annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect additional directors shall have accrued to the holders of the Series B Cumulative Convertible Preferred Stock more than thirty (30) days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within five (5) days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series B Cumulative Convertible Preferred Stock, call a special meeting of the holders of the Series B Cumulative Convertible Preferred Stock to be held as promptly as practicable after the delivery of such request for the purpose of electing such additional directors.

                           (v)      The holders of the Series B Cumulative
Convertible Preferred Stock voting as a class shall have the right to remove with or without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7 and the holders of each other class of stock of the Corporation shall not have the right to remove any such directors.

         8.       Conversion.

                  (a) Right of Conversion. Each share of Series B Cumulative Convertible Preferred Stock, whether issued originally or in-kind as a dividend payment, shall be convertible at the option of the holder thereof, at any time (provided, however, that where the Corporation has elected to redeem such stock, the option of the holder described in this section must be exercised prior to the close of business on the business day prior to the date fixed for redemption of such share as herein provided), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, at the rate of that number of shares of Common Stock for each full share of Series B Cumulative Convertible Preferred Stock that is equal to the Liquidation Preference plus an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, divided by the conversion price applicable per share of Common Stock. For purposes of this Section 8(a), the "conversion price" applicable per share of Common Stock shall initially be equal to Nine Dollars and Sixty-Eight and Two-Hundred Nineteen One-Thousandths Cents ($9.68219), and shall be adjusted from time to time to the nearest one-thousandth of a cent after the Original Issue Date in accordance with the provisions of this Section 8.

                  (b)      Conversion Procedures.

                           (i)      Any holder of shares of Series B Cumulative
Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates representing such shares of Series B Cumulative Convertible Preferred Stock at the office of the transfer agent for the Series B Cumulative Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Cumulative Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

                           (ii)   Subject to Section 8(k) hereof, no payments or
adjustments in respect of dividends on shares of Series B Cumulative Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Cumulative Convertible Preferred Stock.

            (iii) The Corporation shall, as soon as practicable after such deposit of certificates representing shares of Series B Cumulative Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of the transfer agent to the person for whose account such shares of Series B Cumulative Convertible Preferred Stock were so surrendered or to the nominee or nominees of such person certificates representing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Cumulative Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Cumulative Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  (c) Adjustment of Conversion Price. The conversion price at which a share of Series B Cumulative Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                           (i)  (1) In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of stock of the Corporation which dividend or distribution includes Common Stock or shall exchange outstanding Rights (as defined in Section 8(j) hereof) for shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                    (2)   In case the Corporation shall issue or
otherwise sell or distribute shares of Common Stock for a consideration per share in cash or property less than the most recent Closing Price prior to the time of such issuance (and, if shares are issued, sold, or distributed pursuant to the exercise or conversion of options, warrants, convertible securities, or other rights, the exercise or conversion price thereof when such options, warrants, convertible securities, or rights were granted or issued was less than the Closing Price (defined below in Section 8(h) at the time of issuance of such options, warrants, convertible securities, or other rights), the conversion price then in effect shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance, sale or distribution (such consideration, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and described in a vote of the Board of Directors) would purchase at the current market price per share and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effecting to such issuance, sale or distribution.

                           (ii)     In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all or substantially all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. For the purposes of this Section 8(c)(ii), if both a Distribution Date and a Section 11(a)(ii) Event (as such terms are defined in the Rights Agreement by and between the Corporation and the First National Bank at Boston, dated as of September 23, 1988, as amended (the "Rights Agreement")) shall have occurred, then the later to occur of such events shall be deemed to constitute an issuance of rights to purchase shares of Common Stock.

             (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iv)  (1) In case the Corporation shall, by dividend
or otherwise, make a Section 8(c)(iv) Distribution (defined below in Section 8(h)) to all or substantially all holders of its Common Stock, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately following the close of business on the Determination Date (as defined in Section 8(h)) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Determination Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the date of such effectiveness, of the portion of the Section 8(c)(iv) Distribution so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Determination Date. If the Board of Directors so determines as aforesaid the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when-issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 8(c).

                                    (2)    Notwithstanding the foregoing, if the
Corporation elects to reserve, for distribution to the holders of the Series B Cumulative Convertible Preferred Stock upon the conversion of the shares of Series B Cumulative Convertible Preferred Stock, the evidences of the Corporation's indebtedness, shares of any class of stock, or assets that would have been distributed to the holders of the Series B Cumulative Convertible Preferred Stock if they had converted their shares into shares of Common Stock so that any such holder converting shares of Series B Cumulative Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such evidences of the Corporation's indebtedness, shares of any class of stock, or assets which such holder would have received if such holder had, immediately prior to the Determination Date for such distribution of securities, converted its shares of Series B Cumulative Convertible Preferred Stock into Common Stock, the fair market value of the securities shall, for purposes of this subparagraph
(iv), be deemed to be zero.

                           (v) Subject to the last sentence of this subparagraph
(v), in case the Corporation shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash representing an amount per share of capital stock of the Corporation to the extent such cash does not constitute an Extraordinary Equity Payment), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Determination Date less the amount of cash so distributed and not excluded as above provided applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Determination Date. Notwithstanding the foregoing, if the Corporation elects to reserve the cash to be distributed for distribution to the holders of the Series B Cumulative Convertible Preferred Stock upon the conversion of the shares of Series B Cumulative Convertible Preferred Stock so that any such holder converting shares of Series B Cumulative Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Determination Date for such distribution of cash, converted its shares of Series B Cumulative Convertible Preferred Stock into Common Stock, then the conversion price shall not be so reduced.

                           (vi)   In case a tender or exchange offer made by the
Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the

"Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (vii)    For purposes of any computation under this
section, the current market price per share of Common Stock on any date shall be deemed to be the volume-weighted average trading price of the Common Stock for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation; provided, however, that for purposes of clause (3) of this paragraph, the current market price per share shall be deemed to be the volume- weighted average trading price of the Common Stock for the five-day period after the "ex date." For purposes of this subparagraph (vii), the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                          (viii) The Corporation may make such reductions in the
conversion  price,  in addition to those  required by  subparagraphs  (i), (ii),
(iii), (iv), (v) and (vi) of this Section 8(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                           (ix)   No adjustment in the conversion price shall be
required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                           (x)      Notwithstanding any other provision of this
Section 8 and without implication that the contrary would otherwise be true, no issuance, dividend or distribution requiring adjustment of the conversion price pursuant to Section 8(c) hereof shall be deemed to have occurred in the event that, upon, following or in connection with the redemption or expiration of the Rights or the termination of the Rights Agreement or otherwise, the Corporation enters into a new agreement that is comparable in purpose and effect to the Rights Agreement (as determined by the Board of Directors, whose determination shall be conclusive) and distributes rights to purchase Preferred Stock (or other similar stock purchase rights under such agreement that are attached to the Common Stock) to the holders of Common Stock.

                           (xi)     Whenever the conversion price is adjusted as
herein provided:

                  (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the acts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series B Cumulative Convertible Preferred Stock; and

                  (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Series B Cumulative Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Cumulative Convertible Preferred Stock. If more than one certificate representing shares of Series B Cumulative Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Cumulative Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series B Cumulative Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the Primary Exchange, shall be the reported last sale price regular way on the Primary Exchange) at the close of business on the day of conversion.

                  (e) Reclassification, Consolidation, Merger, or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Cumulative Convertible Preferred Stock, which right shall be pari passu with the rights of holders of Parity Dividend Stock and senior to the rights of the holders of Junior Dividend Stock and Junior Liquidation Stock (but after and subject to the rights of holders of Senior Dividend Stock and Senior Liquidation Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Cumulative Convertible Preferred Stock at the conversion price then in effect, whether or not such stock is then convertible. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument in reasonable and customary form mailed or delivered to the holders of the Series B Cumulative Convertible Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  (f)      Reservation of Shares; Transfer Taxes; Etc.

                  (i) The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Cumulative Convertible Preferred Stock, such number of shares of its Common Stock or Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Cumulative Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Massachusetts, increase the number of authorized shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series B Cumulative Convertible Preferred Stock.

                  (ii) If any shares of Common Stock required to be reserved for purposes of conversion of the Series B Cumulative Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the American Stock Exchange or any other national securities exchange or national quotation service, the Corporation will list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the shares of Series B Cumulative Convertible Preferred Stock.

                  (iii) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Cumulative Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Cumulative Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (g)      Prior Notice of Certain Events. In case:

                  (i)      the   Corporation   shall   declare  or  authorize  a
                           redemption or repurchase of in excess of five percent of the then outstanding shares of Common Stock; or

                  (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than pursuant to the Rights Agreement or, following the redemption or expiration of the Rights or the termination of the Rights Agreement, any new shareholder rights agreement that is comparable in purpose and effect to the Rights Agreement); or

                  (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                  (iv)     of  the   voluntary   or   involuntary   dissolution,
                           liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series B Cumulative Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series B Cumulative Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating, as the case may be, (x) the record date (if any) for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if no record date is to be set, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date, if any, as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (h) Definitions. The following definitions shall apply to terms used in this Section 8:

                  (i) "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the Primary Exchange, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as furnished by any American Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

                  (ii) "Determination Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or assets or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property or assets (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (iii)    "Extraordinary Equity Payment" shall mean:

                           (1) the declaration or payment on or after the Original Issue Date by the Corporation, or any of its subsidiaries of any dividend or distribution on any class or series of its stock other than:

                                    (A) any  dividend or  distribution  from one
                           subsidiary of the Corporation to a wholly-owned subsidiary of the Corporation or from a subsidiary of the Corporation to the Corporation; provided that all of such dividend paid or distribution made, net of applicable withholding taxes, is received by the Corporation, or such recipient subsidiary;

                                    (B) any regularly  scheduled (whether or not
                           overdue)   periodic   cash  dividend  on  the  $21.25
                           Preferred Stock and Series B Cumulative Convertible Preferred Stock in accordance with the terms thereof as in effect on the Original Issue Date;

                                    (C) any cash  dividends  on the Common Stock
                           or other capital stock after September 1, 2001 that do not exceed in aggregate more than twenty-five percent (25%) of the Corporation's consolidated net income available for distribution to common shareholders (after preferred dividends); provided, however, that the Corporation shall have elected, for the preceding four fiscal quarters, to pay cash dividends on the Series B Cumulative Convertible
                           Preferred Stock and shall have paid in full such dividends in cash when due;

                           (2) any repurchases, redemptions, retirements or other acquisitions directly or indirectly by the Corporation or any of its subsidiaries on or after the Original Issue Date of any stock of the Corporation or any of its subsidiaries (other than a wholly-owned subsidiary) (other than redemptions or repurchases of the Series B Cumulative Convertible Preferred Stock in accordance with Sections 6 and 7).

                  (iv) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan or agreement to which, in either case, the Corporation is a party pursuant to which all or substantially all of the shares of Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the shares of Common Stock of the Corporation shall be exchanged for, converted into or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the shares of Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include (i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.


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                           (v)      "Section 8(c)(iv) Distribution" shall mean
evidences of the Corporation's indebtedness, shares of any class of stock, or assets, including securities, but excluding any rights or warrants referred to in subparagraph (ii) of Section 8(c), excluding any dividend or distribution paid in cash, and excluding any dividend or distribution referred to in subparagraph (i) of Section 8(c).

                           (vi)     "Trading Day" shall mean a day on which the
national securities exchange or the NASDAQ National Market System used to determine the Closing Price is open for the transaction of business or the reporting of trades.

                  (i) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security issued or outstanding on the Original Issue Date (except as expressly provided in Section 8(c)(i) or 8(c)(ii) with respect to certain events under the Rights Agreement), and any issuance of Rights (defined below) or other rights referred to in
Section 8(c)(x), shall not be deemed to constitute an issuance of Common Stock, options, warrants, rights, or exercisable, exchangeable or convertible securities by the Corporation or any of its subsidiaries to which any of the adjustment provisions described above in this Section 8 applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or options, warrants, rights, or securities convertible into or exchangeable or exercisable for stock) of the Corporation except as specifically described in this Section 8. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of Series B Cumulative Convertible Preferred Stock.

                  (j) Preferred Share Purchase Rights. So long as Preferred Share Purchase Rights, of the kind authorized and declared on September 23, 1988 and distributed by the Corporation in September 1988 as the same have been and may hereafter be amended ("Rights"), are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Series B Cumulative Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in the Rights Agreement), the date of redemption of the Rights or the date of

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



expiration of the Rights shall be issued with Rights in an amount equal to the amount of Rights then attached to each such outstanding share of Common Stock.

                  (k) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, authorize, declare or make a distribution on its Common Stock referred to in Section 8(c)(iv) or Section 8(c)(v), the holder of each share of Series B Cumulative Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to Section 8(c)(iv) or Section 8(c)(v), shall be entitled to receive for each share of Common Stock into which such share of Series B Cumulative Convertible Preferred Stock is converted, the portion of the evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a vote of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined by the Board of Directors, whose determination shall be conclusive and described in a vote of the Board of Directors). If any conversion of a share of Series B Cumulative Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series B Cumulative Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the evidences of indebtedness, shares of stock, cash or assets to which such holder is so entitled; provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution. The rights provided in this Section 8(k) with respect to distribution referred to in Section 8(c)(iv) or Section 8(c)(v) shall be in lieu of, and not in addition to, the rights accorded to holders of Series B Cumulative Convertible Preferred Stock in those Sections.

                  (l) Other. Notwithstanding any other provision in this Section 8 to the contrary, if the Corporation shall, by dividend or otherwise, authorize, declare or make a distribution on its Common Stock referred to in
Section 8(c)(iv) and such distribution shall include shares of stock of one or

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



more corporations that immediately prior to such distribution was or would have been a subsidiary (a "Spin-Off"), the holder of each share of Series B Cumulative Convertible Preferred Stock shall be entitled to receive its pro rata share of the securities distributed in the Spin-Off as if such holder had been the holder of record of the number of shares of Common Stock into which the Series B Cumulative Convertible Preferred Stock would be convertible (but for any restrictions on convertibility contained in this Certificate of Vote) as of the record date for such distribution. The rights provided in this Section 8(l) with respect to Spin-Offs shall be in lieu of, and not in addition to, the rights accorded to holders of Series B Cumulative Convertible Preferred Stock with respect to Spin-Offs in Section 8(c)(iv).

         9.       Voting Rights.

                  (a) General. The holders of shares of Series B Cumulative Convertible Preferred Stock shall each initially have Twenty and Sixty-Five Thousand Six Hundred and Forty-Eight Hundred-Thousandths (20.65648) votes for each share held, which such shares shall be voted as a class with the holders of the Common Stock on all matters on which the Common Stock may vote, except as set forth below. Upon the occurrence of any event that causes an adjustment to the conversion price pursuant to Section 8(c), the number of votes possessed by each share of Series B Cumulative Convertible Stock shall be adjusted such that the number of votes possessed by each such share immediately after the event giving rise to the adjustment under Section 8(c) shall be the number, rounded to the nearest one-hundred thousandth, equal to the Liquidation Preference divided by the conversion price immediately after such event. Any shares of Series B Cumulative Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b)      Special Default Voting Rights.

                      (i) Whenever a Special Default exists, (1) the number of members of the Board of Directors shall be increased by such number as is necessary to allow the election of the directors specified in clause (2), and
(2) the holders of the Series B Cumulative Convertible Preferred Stock, voting separately as a class, shall have the right to elect an additional number of directors to the Board of Directors such that Designated Directors selected by the holders of the Series B Cumulative Convertible Preferred Stock, plus the directors elected by such holders voting as a class under this clause, constitute a majority of Board. Notwithstanding the foregoing sentence, the holders of the Series B Cumulative Convertible Preferred Stock (voting separately as a class) will not have the right to vote for additional directors pursuant to this Section

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



9(b) where (x) such holders have exercised their right to elect additional directors pursuant to Section 7(e)(iii), and (y) such additional directors continue to serve as such. The right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors shall terminate at the earlier to occur of (A) when such Special Default no longer exists or (ii) two years after the election of directors pursuant to clause (2) of the first sentence of this Section. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced.

                     (ii) The foregoing right of the holders of the Series B Cumulative Convertible Preferred Stock with respect to the election of additional directors may be exercised at each annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Series B Cumulative Convertible Preferred Stock more than thirty (30) days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within five (5) days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series B Cumulative Convertible Preferred Stock, call a special meeting of the holders of the Series B Cumulative Convertible Preferred Stock to be held as promptly as practicable after the delivery of such request for the purpose of electing such additional directors.

                           (iii)    The holders of the Series B Cumulative
Convertible Preferred Stock referred to above voting as a class shall have the right to remove with or without cause at any time and replace any directors such holders shall have elected pursuant to this Section 9(c) and the holders of each other class of stock of the Corporation shall not have the right to remove any such directors.

                  (c) Class Voting Rights. So long as any shares of the Series B Cumulative Convertible Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, without the affirmative vote or consent of the holders of at least 66 2/3% (unless a higher percentage shall then be required by applicable law or the Corporation's Articles) of all outstanding shares of the Series B Cumulative Convertible Preferred Stock voting separately as a class: (i) amend, alter or repeal any provision of the Articles, Certificate of Vote, or the bylaws of the Corporation, if such amendment, alteration or repeal would alter the contract rights, as expressly set forth herein, of the Series B Cumulative Convertible Preferred Stock or otherwise to adversely affect the

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



rights of the holders thereof or the holders of the Common Stock, (ii) create, authorize or issue, or amend the terms of in a manner adversely affect the rights of the holders the Series B Cumulative Convertible Preferred Stock, or reclassify shares of any authorized stock of the Corporation into, or increase the authorized amount of, any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock, or Parity Liquidation Stock or any security convertible into such senior or Parity Stock, or (iii) approve a Fundamental Change.

         10. Outstanding Shares. For purposes of this Certificate of Vote, all shares of Series B Cumulative Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series B Cumulative Convertible Preferred Stock that have been so called for redemption under
Section 6, to the extent provided thereunder; (ii) from the date of surrender of certificates representing shares of Series B Cumulative Convertible Preferred Stock, all shares of Series B Cumulative Convertible Preferred Stock converted into Common Stock or repurchased pursuant to Section 7 hereof; and (iii) from the date of registration of transfer, all shares of Series B Cumulative Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

         11.      Transfer Restrictions.

                  (a) Legends on Series B Cumulative Convertible Preferred Stock and Common Stock. The certificates representing shares of Series B Cumulative Convertible Preferred Stock shall, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE
         PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PERINI CORPORATION TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE. IN ADDITION, THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY

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



         THIS  CERTIFICATE  IS  FURTHER  SUBJECT  TO  RESTRIC  TIONS  WHICH  ARE
         CONTAINED IN THE RESTATED ARTICLES OF ORGANIZATION OF PERINI CORPORATION, IN THE CERTIFICATE OF VOTE GOVERNING THESE SHARES AND IN A STOCK PURCHASE AGREEMENT DATED AS OF JULY 24, 1996, AS AMENDED, A COPY OF EACH OF WHICH IS ON FILE WITH PERINI CORPORATION AND WILL BE FURNISHED BY THE CORPORATION TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE."

                  (b) Transfer Agent Requirements. The transfer agent (which may be the Corporation) for the Series B Cumulative Convertible Preferred Stock shall not be required to accept for registration of transfer any shares of Series B Cumulative Convertible Preferred Stock bearing the legend contained in paragraph (a) above, except upon presentation of evidence satisfactory to transfer agent that the restrictions on transfer of shares of the Series B Cumulative Convertible Preferred Stock referred to in the legend in paragraph
(a) have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for shares of the Series B Cumulative Convertible Preferred Stock.

         12. Status of Acquired Shares. Shares of Series B Cumulative Convertible Preferred Stock redeemed or repurchased by the Corporation, received upon conversion pursuant to Section 8 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Cumulative Convertible Preferred Stock.

         13.      Special Covenants.

                  (a) Nomination of Directors. Effective as of the Original Issue Date, the Corporation shall elect to the board of directors three directors designated by the holders of such stock (such directors, together with their replacements as provided below, the "Designated Directors"), one of whom shall be a Class I director, one of whom shall be a Class II director, and one of whom shall be a Class III director. The holders of a majority of the Series B Cumulative Convertible Preferred Stock shall designate the classes of such initial Designated Directors.

                           (i)   In the event that any Designated Director shall
resign, be unable to serve, or be removed (a "Replaced Designated Director"), the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall have the right to designate a replacement to serve as Designated

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



Director until the next meeting of shareholders at which directors of the same class as the Replaced Designated Director are elected. Any Designated Director may be removed from the Board, with or without cause, by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.

                           (ii)   Except as provided below, at any time when the
term of a Designated Director shall have ended and there shall be a meeting of shareholders of the Corporation to elect directors, the Corporation shall nominate for election to the board of directors, as a successor to any Designated Director serving pursuant to Section 13(a) or clause (i) of such provision, such person as is designated to be a Designated Director by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.

                           (iii)  In the event that the holders of the Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares (defined below) representing more than sixty-six and two-thirds percent (66-2/3%) and less than or equal to eighty percent (80%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date (plus any payment-in-kind dividends paid thereon), the number of Designated Directors shall be reduced to two. If there are then more than two Designated Directors serving on the board, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall remove one such Designated Director and the holders of such stock shall not have any right, pursuant to clause (ii) or otherwise, to cause the Corporation to nominate a designated successor to such removed director.

                           (iv)    In the event that the holders of the Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares representing more than eighty percent (80%) and less than or equal ninety percent (90%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date (plus any payment-in-kind dividends paid thereon), the number of Designated Directors shall be reduced to one. If there is then more than one Designated Director serving on the board, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall remove all but one such Designated Director and the holders of such stock shall not have any right, pursuant to clause (ii) or otherwise, to cause the Corporation to nominate a designated successor to such removed director(s).

                           (v)     In the event that the holders of the Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares representing more than ninety percent (90%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date (plus any payment-in-kind dividends paid thereon), there shall be no

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



Designated Directors and any Designated Directors then serving on the board shall be removed, and their terms in office shall immediately expire, without any further action of the holders of such stock.

                           (vi) The right to nominate directors pursuant to this
provision is in addition to, and not in limitation of, any other rights and powers of the Series B Cumulative Convertible Preferred Stock. Directors nominated by the holders of the Series B Cumulative Convertible Preferred Stock in their capacity as holders of capital stock of the Corporation and not pursuant to clause (i), (ii), or (iii) above are not Designated Directors for purposes of this Certificate of Vote.

                           (vii)  The vote of the holders of Series B Cumulative
Convertible Preferred Stock referred to in this Section may be exercised at a meeting of such holders or by written consent of holders with the requisite percentage of the voting power outstanding.

                           (viii)Upon the reasonable request of the Corporation,
the holders of the Series B Cumulative Convertible Preferred Stock shall certify in writing to the Corporation their holding of Conversion Shares.

                           (ix)     For purposes of this Section:

                                    (1) "voting  power" shall mean the number of
                           votes each such share possesses in the election of directors; and

                                    (2)  "Conversion   Shares"  shall  mean  the
                           shares of Common Stock which are both (A) issuable or issued upon conversion of the Series B Cumulative Convertible Preferred Stock pursuant to the terms of this Certificate of Vote of Directors, and (B) held by a person who either (x) acquired the shares of the Series B Cumulative Convertible Preferred Stock from which the shares referred to in clause (A) of this definition were converted and has held such Common Stock continuously thereafter, or (y) acquired the shares referred to in clause (A) of this definition from a person referred to in clause (B)(x) of this definition through a distribution to the partners by, or dissolution of, a partnership.

                  (b) Appointment to Executive Committee. At any time at which the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to nominate directors for election to the board pursuant to
Section 13(a) hereof, such holders shall also have the right to designate a like number of persons from among the members of the board of directors to be members of the Executive Committee of the board (the "Designated Executive Committee Members"). In the event that any Designated Executive Committee Member

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



shall resign, be unable to serve, or be removed, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall have the right to designate a replacement Designated Executive Committee Member. Any Designated Executive Committee Member may be removed from the Executive Committee, with or without cause, by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.

                  (c) Approval of Certain Actions. Neither the Corporation nor the Board shall take any of the following actions without the approval of a majority of the members of the Executive Committee of the Board: (A) any borrowing or guarantee by the Corporation exceeding $15 million, (B) except for issuance of stock or stock options pursuant to (x) the Corporation's incentive compensation plans and programs, (y) any warrants outstanding on the Original
Issue Date, or (z) the Rights, any issuance of stock (whether common or preferred, whether voting or non-voting, whether junior, pari passu, or senior to the Series B Cumulative Convertible Preferred Stock) other than Common Stock in an aggregate amount not exceeding five percent (5%) of the Common Stock issued and outstanding on the Original Issue Date, (C) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Corporation exceeding $5 million, (D) any asset sale by the Corporation or lease by it as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (E) any redemption or amendment of the Rights or the preferred stock of the Corporation issuable upon the exercise of such Rights, or any amendment of the Rights Agreement; and (F) any termination of (other than a termination upon expiration) or amendment to the management agreement among the Corporation, Ronald Tutor and Tutor-Saliba Corporation; provided, however, that for purposes of this Section 13(c), approval of the Executive Committee shall not be required for any decision by the Board of Directors to redeem the Series B Cumulative Convertible Preferred Stock pursuant to Section 6(a).
Notwithstanding the foregoing sentence, the board of directors of the Corporation may take any of the actions specified in the preceding sentence if, after having consulted with and considered the advice of outside counsel, it has reasonably determined in good faith that the failure of the board to take such action would be likely to cause the members of such board to breach their fiduciary duties under applicable law.

         14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were

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increased  or  decreased,  then  such  court  may make  such  change as shall be necessary to render the provision in question effective and valid under applicable law.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 15th day of January in the year 1997.


/s/ David B. Perini, President
------------------------------


/s/ Richard E. Burnham, Clerk
-----------------------------

--------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS

                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)

                           I hereby approve the within certificate and, the filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 16th day of January 1997.


                                      /s/William Francis Galvin
                                      William Francis Galvin
                                      Secretary of the Commonwealth


                           Photocopy of Certificate to Be Sent

                           To:

                           Richard A. Soden, Esq.
                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA 02109
                           Tel: (617) 570-1000


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